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                                                                    EXHIBIT 99.1

                   NABORS INDUSTRIES FINALIZES ACQUISITION OF
                          BAYARD DRILLING TECHNOLOGIES

HOUSTON, TEXAS, APRIL 7, 1999, NABORS INDUSTRIES, INC. (AMEX: NBR) AND BAYARD DRILLING TECHNOLOGIES (AMEX: BDI) TODAY ANNOUNCED THE MERGER OF BAYARD AND A SPECIAL PURPOSE SUBSIDIARY OF NABORS. AS A RESULT OF THE MERGER, BAYARD STOCKHOLDERS WILL RECEIVE 0.3375 SHARES OF NABORS COMMON STOCK AND $0.30 CASH FOR EACH SHARE OF BAYARD COMMON STOCK. THE TRANSACTION INCLUDES ROUGHLY $120 MILLION IN DEBT, WHICH WILL REMAIN AN OBLIGATION OF BAYARD.

EUGENE M. ISENBERG, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF NABORS COMMENTED, "WE WELCOME THE ADDITION OF BAYARD TO THE NABORS GROUP. ALTHOUGH WE DO NOT EXPECT BAYARD TO HAVE A SIGNIFICANT IMPACT IN THE NEAR-TERM DUE TO THE CONTINUED DETERIORATION OF THE LAND DRILLING MARKET, WE BELIEVE THE LONG-TERM EFFECTS OF THIS ACQUISITION WILL BE POSITIVE TO OUR BUSINESS AND OUR SHAREHOLDERS."

BAYARD'S FLEET CONSISTS OF 87 LAND RIGS, OF WHICH 14 ARE AVAILABLE FOR REFURBISHMENT AND 73 ARE ACTIVELY MARKETED IN THE STATES OF OKLAHOMA, TEXAS, ARKANSAS, MISSISSIPPI AND ALABAMA. OF BAYARD'S RIGS, 69 ARE CAPABLE OF DRILLING TO DEPTHS OF 15,000 FEET OR DEEPER, AND 43 ARE CAPABLE OF DRILLING TO DEPTHS OF 20,000 FEET OR DEEPER. BAYARD ALSO OWNS A LARGE COMPONENT OF DRILLING EQUIPMENT AND INVENTORY AND MAINTAINS SEVERAL RIG YARDS IN ITS PRINCIPAL AREAS OF OPERATION.

INCLUDING BAYARD, THE NABORS COMPANIES ACTIVELY MARKET OVER 470 LAND DRILLING RIGS WORLDWIDE. OFFSHORE, THE COMPANY OPERATES 25 PLATFORM RIGS, SIX JACK-UPS AND TWO BARGE DRILLING RIGS. THE COMPANY PARTICIPATES IN MOST OF THE SIGNIFICANT OIL, GAS, AND GEOTHERMAL DRILLING MARKETS IN THE WORLD. NABORS ALSO MANUFACTURES TOP DRIVES AND DRILLING INSTRUMENTATION SYSTEMS AND PROVIDES COMPREHENSIVE OILFIELD ENGINEERING, CIVIL CONSTRUCTION, LOGISTICS AND FACILITY MAINTENANCE, AND PROJECT MANAGEMENT SERVICES.

THE INFORMATION ABOVE INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934. SUCH FORWARD-LOOKING STATEMENTS ARE ALSO SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, AS DISCLOSED BY NABORS AND BAYARD FROM TIME TO TIME IN THEIR RESPECTIVE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. AS A RESULT OF THESE FACTORS, NABORS' AND BAYARD'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.
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Nabors' stock is listed on the American Stock Exchange (NBR). For further information, please contact Dennis A. Smith at Nabors at (281) 874-0035. To request Investor Materials, call (281) 775-8000 - extension 6363.



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